UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2010
Oclaro, Inc.
(Exact name of registrant as specified in its charter)
000-30684
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	20-1303994 (I.R.S. Employer Identification No.)
2584 Junction Avenue
San Jose, California 95134
(Address of principal executive offices, including zip code)
(408) 383-1400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Adoption of Variable Pay Program
     On July 27, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Oclaro, Inc. (the “Company”) approved the adoption of a new variable pay program (the “Variable Pay Program”). Certain of the Company’s key employees, including each of the Company’s named executive officers, are eligible to participate in the Variable Pay Program. The purpose of the Variable Pay Program is to reinforce corporate, organizational and business-development goals, to promote the achievement of financial and other business objectives and to align our compensation plans with corporate performance while increasing shareholder value. Awards may be granted to our employees and employees of our affiliates in the sole discretion of the Committee. In determining the persons to whom awards will be granted and the performance goals relating to each award, the Committee will take into account such factors as the Committee deems relevant in connection with accomplishing the purposes of the Variable Pay Program. The full text of the Variable Pay Program is attached hereto as Exhibit 5.02 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
No.	Description
5.02	Variable Pay Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2010	OCLARO, INC.
/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
5.02	Variable Pay Program